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                                                                     Exhibit 4.3

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                          AMCAST INDUSTRIAL CORPORATION
                           401(k) SALARY DEFERRAL PLAN
                     FOR BARGAINING UNIT EMPLOYEES - PLAN 2

Amcast Industrial Corporation (the "Company") hereby adopts the Amcast Industrial Corporation 401(k) Salary Deferral Plan for Bargaining Unit Employees
- Plan 2 (the "Plan") effective September 1, 1997 (or any other date specified below), as follows:

                                    ARTICLE I

                                   DEFINITIONS

1.1 "ACCOUNT" or "ACCOUNTS" means a Participant's Salary Deferral Contribution Account, Basic Matching Contribution Account, Qualified Nonelective Contribution Account, Discretionary Employer Contribution Account, Rollover Account, Amcast Contribution Account and Prior Supplemental Matching Contribution Account.

1.2 "AFFILIATE" means an Employer, its operating facilities and divisions, and any affiliate or subsidiary which is under common control of an Employer as described in Sections 414(b), 414(c), 414(m) or 414(o) of the Code. In making the determination of affiliate status under Sections 414(b) and (c) of the Code for purposes of Section 4.6, "more than 50%" should be substituted wherever "at least 80%" appears.

1.3 "AMCAST CONTRIBUTION ACCOUNT" means the Account maintained for a Participant under Section 4.1 (vii) consisting of the value attributable to profit sharing contributions allocated thereto.

1.4 "ANNUAL DOLLAR LIMIT" for a Plan Year means $160,000 or such other amount prescribed by the Secretary of the Treasury, in accordance with
         Section 401(a)(17) of the Code.

1.5 "Basic Matching Contribution Account" means the Account maintained for a Participant under Section 4.1(ii).


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1.6      "BASIC MATCHING CONTRIBUTIONS" means contributions made by an Employer under Section 3.2.

1.7 "BENEFICIARY" means a person or entity determined under Section 5.5 who is entitled to receive payments under the Plan because of the death of the Participant.

1.8      "BOARD" means the Board of Directors of the Company.

1.9 "BREAK IN SERVICE" means a Period of Severance of at least 12 consecutive months.

1.10     "CODE" means the Internal Revenue Code of 1986, as amended.

1.11     "COMMITTEE" means the Committee described in Article VIII of the Plan.

1.12 "COMPANY" means Amcast Industrial Corporation and such of its successors or assigns as may adopt this Plan.

1.13 "COMPENSATION" means the total compensation paid to an Eligible Employee by an Employer while he was a Participant during a Plan Year, including regular pay, overtime pay, incentive payments, bonuses, commissions, a Participant's Salary Deferral Contributions for the Plan Year, and any elective contributions made by an Employer on behalf of the Participant that are not includable in the Participant's taxable income under Section 125 of the Code; but excluding any other Employer contributions made to any "employee benefit plan" (as defined in Section 3(3) of ERISA) for the Participant, reimbursed expenses, special awards, gifts or allowances, severance payments, fringe benefits (cash and noncash), moving expenses, deferred compensation, welfare benefits and extraordinary compensation. For any Plan Year, Compensation shall not exceed the Annual Dollar Limit.

1.14 "DISABILITY" means a physical or mental condition which qualifies the Participant for Social Security disability benefits and is expected to render the Participant permanently unable to perform his usual duties or any comparable duties for an Employer.

1.15 "DISCRETIONARY EMPLOYER CONTRIBUTION ACCOUNT" means the Account maintained for a Participant under Section 4.1 (v).



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1.16     "DISCRETIONARY EMPLOYER CONTRIBUTIONS" means contributions made by an
         Employer under Section 3.5.

1.17     "EFFECTIVE DATE" means September 1, 1997.

1.18 "ELIGIBLE EMPLOYEE" means any Employee who is a member of a collective bargaining unit represented by a union which is listed in Appendix A hereto and which has in effect an agreement to extend the terms of the Plan to members of such bargaining unit, excluding individuals who have not satisfied any "probationary period" as defined in such agreement.

1.19 "EMPLOYEE" means any person employed by an Employer as a common law employee, but excluding any Leased Employee, and individuals engaged as independent contractors, advisers or consultants. An individual is a common law employee of an Employer for purposes of the Plan on any day only if that individual is classified by the Employer as its common law employee on that day regardless of whether that individual (A) was so classified on an earlier or later day, or (B) for any purpose is determined to be a common law employee of the Employer on that day by a court or governmental agency.

1.20 "EMPLOYER" means the Company and Any other Affiliate which adopts the Plan with the written consent of the Company.

1.21 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

1.22 "FORFEITURE" means an amount which a Participant is not entitled to receive from his Basic Matching, Prior Supplemental Matching, Rollover or Discretionary Employer Contribution Accounts even though he has reached his Termination Date.

1.23 "415 COMPENSATION" means "Compensation" as defined in this Plan; provided that 415 Compensation shall be consistent with the definition of 'Compensation' in Code Section 415(c)(3) and Treasury Regulations thereunder.

1.24 "414(q) COMPENSATION" means an Employee's 415 Compensation without regard to Section 125, 402(e)(3) and 402(h)(1)(B) of the Code, and, in the case of the employer contributions made pursuant to a salary reduction agreement, without regard to Section 403(b) of the Code.



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1.25     "HIGHLY COMPENSATED EMPLOYEE" means for any Plan Year any Employee who
         (a) for the preceding or current Plan Year was a 5 % owner (as defined in Section 416(i)(1)(B)(i) of the Code and regulations thereunder) of an Affiliate or an Employer; or (b) for the preceding Plan Year, received 414(q) Compensation for such Plan Year in excess of $80,000 or such other amount prescribed by the Secretary of the Treasury in accordance with Section 414(q) of the Code.

         The Committee may elect to determine the status of Highly Compensated Employees in accordance with such alternative definitions or procedures as may be permitted under regulations issued pursuant to Section 414(q) of the Code, such as considering as highly compensated only the Employees whose 414(q) Compensation exceeds the applicable threshold and who were in the top 20% of 414(q) Compensation of all Employees.

 1.26 "INVESTMENT FUND" means any fund designated by the Company and maintained by the Trustee for investment of amounts credited to Participants' Accounts.

1.27 "LEASED EMPLOYEE" means any person who is not an employee of an Employer and who provides services to the Employer if:

         (a) such services are provided pursuant to an agreement between the Employer and any other person (in this subsection referred to as the "leasing organization"),

         (b) such person has performed such services for the Employer (or for the Employer and an Affiliate) on a substantially full-time basis for a period of at least one year, and

         (c) such services are performed under the primary direction or control of the Employer.

         For purposes of requirements listed in Section Section 414(n)(3) of the Code, with respect to any Employer for whom a Leased Employee performs services:

         (a) the Leased Employee shall be treated as an employee of the Employer, but

         (b) contributions or benefits provided by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer.



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         A Leased Employee shall not be considered an Employee of the recipient if: (i) such employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under
         Section 125, Section 402(h), Section 402(e)(3) or Section 403(b) of the Code, (2) immediate participation, and (3) full and immediate vesting; and (ii) leased employees do not constitute more than 20 percent of the recipient's nonhighly compensated workforce.

1.28 "LIMITATION YEAR" means the fiscal year of the Company beginning on September 1 and ending on the following August 31 or any other 12-month period elected by the Company.

1.29 "PARTICIPANT" means an Eligible Employee who has satisfied the eligibility requirements under Article II.

1.30 "PERIOD OF SEVERANCE" means a period of time commencing with the earliest of the following dates:

         (a)      an Employee's Termination Date;

         (b) the second anniversary of the beginning of an absence by an Employee from an Employer because of her pregnancy, the birth of his or her child, the placement of a child in connection with the adoption of the child by an Employee, or the caring of his or her child during the period immediately following such birth or placement for adoption; or

         (c) the 12-month anniversary of the date on which the Employee is first absent from service for any other reason, including absence during an authorized leave of absence approved by the Employer;

         and ending with the date such Employee resumes employment with an Affiliate.

1.31 "PLAN" means the Amcast Industrial Corporation 401(k) Salary Deferral Plan for Bargaining Unit Employees - Plan 2 as set forth in this document and as subsequently amended from time to time. The Plan is intended to qualify as a profit sharing plan under Section 401(a)(27)(B) of the Code with a cash or deferred arrangement that separately qualifies under Section 401(k) of the Code.



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1.32     "PLAN YEAR" means the 12-month period beginning September and ending
         August 31.

1.33 "PRIOR SUPPLEMENTAL MATCHING CONTRIBUTION ACCOUNT" means the Account maintained for a Participant under Section 4.1(iii).

1.34 "QUALIFIED NONELECTIVE CONTRIBUTIONS" means the contributions made by the Company pursuant to Section 3.4.

1.35 "QUALIFIED NONELECTIVE CONTRIBUTION ACCOUNT" means the Account established for a Participant under Section 4.1 (iv).

1.36 "REGULAR PAYROLL SALARY DEFERRAL CONTRIBUTIONS" means the contributions made to the Plan pursuant to Section 3. 1 (a)(i).

1.37 "RECORDKEEPER" means the person or entity designated by the Company to perform such administrative and recordkeeping duties with respect to Accounts as may be set forth in the Plan or agreed upon by the Company and Recordkeeper.

1.38 "ROLLOVER ACCOUNT" means the account established for a Participant under Section 4.1 (vi).

1.39 "SALARY DEFERRAL CONTRIBUTION ACCOUNT" means the account established for a Participant under Section 4.1(i).

1.40 "SALARY DEFERRAL CONTRIBUTIONS" means the contributions made to the Plan during the Plan Year by an Employer at the election of a Participant in lieu of cash Compensation pursuant to a salary reduction agreement under Sections 2.3 and 3.1.

1.41 "SERVICE" means the period of a Participant's employment with an Affiliate beginning on his date of hire and ending on the date on which a Participant commences a Period of Severance. Service shall include service with Casting Technology Company ("CTC") (including any affiliate or subsidiary of CTC which is under common control with CTC as described in Code Sections 414(b), 414(c), 414(m) or 414(o)) on behalf of an Employee whose employment with CTC is transferred to an Affiliate if such service satisfies the definition of "Service" in the Casting Technology Company 401(k) Salary Deferral Plan.



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1.42     "SETTLEMENT DATE" means the first day of the month coincident with or following a Participant's Termination Date.

1.43 "SPECIAL LUMP SUM SALARY DEFERRAL CONTRIBUTIONS" means the contributions made to the Plan pursuant to Section 3.1 (a)(ii).

1.44 "TERMINATION DATE" means the date a Participant is treated as no longer employed by an Affiliate on account of quit, discharge, retirement, death, Disability or any other reason, including permanent plant shutdown, sale or relocation.

1.45 "TRUST AGREEMENT" means the trust under this document between the Trustee and the Company governing the administration of the Trust Fund.

1.46 "Trust Fund" means all money, securities and other property held under the Trust Agreement for the purposes of the Plan.

1.47 "TRUSTEE" means the Trustee(s) or successor Trustee(s) named under the Trust Agreement to administer the Trust Fund.

1.48 "VALUATION DATE" means each business day the New York Stock Exchange is open for business, as well as a Valuation Date required under Section 9.5.

1.49 "VESTED PERCENTAGE" means 100% for (i) a Salary Deferral Contribution Account, a Qualified Nonelective Contribution Account and the portion of a Rollover Account not attributable to contributions under the Casting Technology Company 401(k) Salary Deferral Plan ("CTC Plan"), as applicable; (ii) the portion of a Rollover Account attributable to contributions under the CTC Plan that was 100% vested as of the date such portion was transferred from the CTC Plan, as applicable; and
         (iii) the Amcast Contribution Account, Discretionary Employer Contribution Account, Basic and Prior Supplemental Matching Contribution Accounts, and the portion of a Rollover Account attributable to contributions under the CTC Plan that was not 100% vested as of the date such portion was transferred from the CTC Plan, as applicable, of a Participant who has died, suffered a Disability or attained age 65 while an Employee. The Vested Percentage of the Amcast Contribution Account, Rollover Account, Discretionary Employer Contribution Account and Basic and Prior Supplemental Matching Contribution Accounts, as applicable, of a Participant who is not described in the preceding sentence will be determined under the following schedule:



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
                         ------------------------------------------ ----------------------------------
                                  Participant's Years of                    Vested Percentage
                                  Service as of any Date                       in Account
                         ------------------------------------------ ----------------------------------
                         Less than 1                                               0%
                         ------------------------------------------ ----------------------------------
                         1 but less than 2                                         50%
                         ------------------------------------------ ----------------------------------
                         2 but less than 3                                         75%
                         ------------------------------------------ ----------------------------------
                         3 or more                                                100%
                         ------------------------------------------ ----------------------------------

1.50 "YEAR OF SERVICE" means a 12 month period of Service. A Participant shall be credited with 1/12 of a Year of Service for each full calendar month during a period of Service.



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                                   ARTICLE II

                                  PARTICIPATION

2.1      Eligibility for Participation

         (a) Each Eligible Employee who commenced his employment prior to the Effective Date will become a Participant as of the later of the Effective Date or the date he became an Eligible Employee.

         (b) Each Eligible Employee who commenced his employment on or after the Effective Date will become a Participant on the date he becomes an Eligible Employee.

         (c) A Participant's status as such will cease as of his Termination Date, provided that the term "Participant" will include any Participant who has not received the payments to which he is entitled under the Plan.

2.2      Reemployment of Participant

         (a) Except as provided in Section 2.2(b), if a former Participant is reemployed by an Employer, he will become a Participant again as of his date of reemployment, but cannot resume making Salary Deferral Contributions until the first day of the month following his date of reemployment.

         (b) Notwithstanding the foregoing, if an Employee (i) suffers a Break in Service that is longer than the greater of (A) five years or (B) his Service prior to the Break in Service; (ii) had no vested interest in the Plan on the date his Break in Service commenced; and (iii) is thereafter reemployed by an Employer, he shall become a Participant on the date he becomes an Eligible Employee.

         (c) Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credits with respect to qualified military service will be provided in accordance with
                  Section 414(u) of the Code.


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2.3       Election to Make Salary Deferral Contributions

          (a) ELECTION RIGHTS OF PARTICIPANTS
              For purposes of making Salary Deferral Contributions, a Participant must make an election as to whether he wishes to have Regular Payroll Salary Deferral Contributions made to the Plan on his behalf. A Participant may also elect to have Special Lump Sum Salary Deferral Contributions made to the Plan on his behalf. An election to make Salary Deferral Contributions shall state the percentage by which the Participant elects to have his Compensation reduced and shall authorize the Employer to make corresponding payroll deductions from his Compensation. The Employer will cause the Compensation of each Participant who makes such an election to be reduced accordingly.

         (b)  REGULAR PAYROLL SALARY DEFERRAL CONTRIBUTIONS
              For purposes of making Regular Payroll Salary Deferral Contributions, a Participant must execute, in accordance with procedures established by the Committee, a written election. The election shall state the percentage by which the Participant elects to have his Compensation reduced and shall authorize his Employer to make corresponding payroll deductions from his Compensation. The Employer will cause the Compensation of each Participant who makes such an election to be reduced accordingly. A Participant may change his election, but will remain a Participant so long as he has an Account balance.

         (c)  SPECIAL LUMP SUM SALARY DEFERRAL CONTRIBUTIONS
              For purposes of making Special Lump Sum Salary Deferral Contributions, a Participant may execute, on a form provided by the Committee, a written election for each such contribution. The election shall state the percentage or dollar amount by which the Participant elects to have a single designated payment of his Compensation reduced and shall authorize his Employer to make a special deduction from such designated payment of Compensation before it is paid to the Participant. The Employer will cause such designated payment of Compensation to be reduced accordingly. A Participant may elect to make Special Lump Sum Salary Deferral Contributions with respect to no more than two designated payments of Compensation in any Plan Year.



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                                   ARTICLE III

                                  CONTRIBUTIONS

3.1      Salary Deferral Contributions

          (a)    ELECTION TO MAKE SALARY DEFERRAL CONTRIBUTIONS

                 (i) REGULAR PAYROLL SALARY DEFERRAL CONTRIBUTIONS. A Participant may elect under Section 2.3 to have his Compensation reduced for a Plan Year by 0% or by any other whole percentage from 1% to 15% (1% to 10% if such Participant is projected by the Committee to be a Highly Compensated Employee for such Plan Year) and contributed to the Plan as Regular Payroll Salary Deferral Contributions. Such election will become effective as of the first pay date coincident with or next following the date he becomes a Participant and remain in effect until the Participant changes it under Subsection 3.1(b), or until the Participant incurs his Termination Date.

                 (ii) SPECIAL LUMP SUM SALARY DEFERRAL CONTRIBUTIONS. A Participant may also elect under Section 2.3 to have any single payment (as designated by the Participant) of his Compensation reduced by any percentage or actual dollar amount from 1% to 100% of such payment and contributed to the Plan as a Special Lump Sum Salary Deferral Contribution; provided that a Participant may elect to make Special Lump Sum Salary Deferral Contributions with respect to no more than two designated payments of Compensation in any Plan Year. An election to make a Special Lump Sum Salary Deferral Contribution will become effective on the date following such election on which the payment of such Compensation so designated by the Participant becomes "currently available" to the Participant within the meaning of Treasury
                        Regulations Section 1.401(k)(1)(a)(3) (iii), provided that such election is made at least 10 days prior thereto.

                 (iii) OVERALL LIMIT ON SALARY DEFERRAL CONTRIBUTIONS. The total amount contributed on behalf of a Participant as Salary Deferral Contributions for any Plan Year cannot exceed 15% (10% if such Participant is a Highly Compensated Employee) of such Participant's overall Compensation for



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                         such Plan Year; provided that in no event can more than
                         the maximum amount permitted under Section 402(g)(5) of the Code be contributed as Salary Deferral
                         Contributions for a Participant for any calendar year.

         (b)   CHANGES OF REGULAR PAYROLL SALARY DEFERRAL CONTRIBUTIONS

               (i) CHANGES. A Participant with a Regular Payroll Salary Deferral Contribution election in effect may change the rate or amount of his Compensation reductions contributed to the Plan as Regular Payroll Salary Deferral Contributions in accordance with procedures established by the Committee. The effective date of such a change and the number of times a Participant may make such a change during a Plan Year shall be in accordance with procedures established by the Committee.

               (ii) EFFECT ON SPECIAL LUMP SUM SALARY DEFERRAL CONTRIBUTIONS. A Participant's election to change his Regular Payroll Salary Deferral Contributions shall not affect his right to make Special Lump Sum Salary Deferral Contributions.

         (c)   PAYMENT OF SALARY DEFERRAL CONTRIBUTIONS TO TRUSTEE
               As soon as practicable after the end of the end of the month for which Salary Deferral Contributions are made, each Employer will make Salary Deferral Contributions to the Trustee for each Participant equal to the amount by which a Participant elects to have his Compensation reduced for that month. All Salary Deferral Contributions must be treated as Employer contributions for purposes of the Code.

         (d) RETURN OF SALARY DEFERRAL CONTRIBUTIONS IN EXCESS OF LIMIT UNDER CODE SECTION 402(g)(5)
               If more than the limit of Salary Deferral Contributions under
               Section 402(g)(5) of the Code is contributed by an Employer for any Participant for any calendar year, the Trustee shall distribute to the Participant the excess Salary Deferral Contributions (plus any earnings attributable to such excess) no later than the April 15 following the calendar year for which such excess contributions were made; provided that if such limit is exceeded because of contributions under this Plan and another plan, the Trustee shall make the distribution by April 15 of such following calendar year only if the Participant notifies the Employer by the preceding March 1.



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         (e)    RETURN OF SALARY DEFERRAL CONTRIBUTIONS IN EXCESS OF 10%/15%
                LIMIT
                If more than the 15% (10% with respect to a Participant who is a Highly Compensated Employee) of Compensation limit on Salary Deferral Contributions is contributed by an Employer for any Participant for a Plan Year, the Committee shall refund the excess Salary Deferral Contributions (plus any earnings attributable to such excess) to such Participant within 12 months after the end of the Plan Year in which such excess arose.

3.2      BASIC MATCHING CONTRIBUTIONS
         The Employer shall make a Basic Matching Contribution to the Plan in an amount which is equal to 15% of the amount contributed under Section
         3.1 during the same Plan Year on behalf of all Participants described in Appendix B and allocated to the Salary Deferral Accounts of such Participants under Section 4.4(a). Basic Matching Contributions on behalf of any Participant that do not violate the limit on such contributions under Section 4.6(d) and (e) shall be forfeited if Salary Deferral Contributions made on his behalf to which such Matching Contributions related exceed (1) the limit in Section 402(g)(5) of the Code or (2) the actual deferral percentage test limit in Section 4.6(c) of the Plan. Notwithstanding the foregoing, no Basic Matching Contribution shall be made to match the portion of a Participant's Salary Deferral Contribution that exceeds 6% of such Participant's total Compensation for a Plan Year. Basic Matching Contributions shall be paid to the Trustee and credited to a Participant's Basic Matching Account under Article IV.

3.3      QUALIFIED NONELECTIVE CONTRIBUTIONS
         In addition to any contributions made under Sections 3.1 and 3.2, the Employer shall make such contributions as it determines are necessary or appropriate on behalf of Participants who do not participate in a tax qualified defined benefit pension plan sponsored by an Employer. Such contributions shall be made subject to Section 401(a)(4) of the Code and Section 4.6 of the Plan.

3.4      DISCRETIONARY EMPLOYER CONTRIBUTIONS
         In addition to any contributions made under Sections 3.1, 3.2 and 3.3, the Employer may make such contributions to the Plan as it determines to be necessary or appropriate on behalf of any Participant subject to
         Section 4.6 of the Plan and Section 401(a) of the Code.



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3.5      ROLLOVER AND DIRECT TRANSFER CONTRIBUTIONS
         Any Employee or Participant who has received an amount which is described in Section 402(c)(4), 403(a)(4) or 408(d)(3)(A)(ii) of the Code may pay to the Trustee as a rollover contribution all or a part of such amount to the Trustee within 60 days of receiving it. The Trustee may also accept such amounts through a direct trustee transfer from a plan described in this Section; provided that such transferred amount was not transferred (a) in connection with a corporate acquisition, (b) from a plan sponsored by an Affiliate or (c) from a plan that required an annuity as a form of payment. The Trustee shall accept amounts directly transferred from the Casting Technology Company 401(k) Salary Deferral Plan on behalf any person whose employment with Casting Technology Company was transferred to an Affiliate. Any amounts contributed pursuant to this Section on behalf of any person will be credited to the Rollover Account of such person as soon as practicable after they are made. If a contribution is made under this Section for or by a person who has not yet become a Participant, such person will be treated as a Participant solely with respect to the amount credited to his Rollover Account.

3.6      SPECIAL RULES FOR EMPLOYER CONTRIBUTIONS
         Contributions for a Plan Year made pursuant to Sections 3.2, 3.3 and
         3.4 shall be subject to special rules to the extent set forth below:

         (a) All such contributions shall be in the form of cash or common stock of the Company and shall be paid to the Trustee on or before the date on which the Employer's federal income tax return is due (including extensions) for the taxable year of the Employer ending with or within the taxable year of the Trust Fund in which falls the last day of such Plan Year.

         (b) All cash contributions may be used to purchase common stock of the Company. Such purchases shall be made as soon as practicable following the date of the contribution.

         (c) The number of shares of any common stock of the Company to be contributed to the Plan, or to be purchased with cash contributions, will be determined on the basis of the closing price of such stock on the trading date next preceding the date of the contribution.



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                                   ARTICLE IV

                            ACCOUNTS AND ALLOCATIONS

4.1       MAINTENANCE OF ACCOUNTS

          The Committee will maintain the following accounts for each Participant under the Plan:

         (i) a Salary Deferral Contribution Account for each Participant who elects under Section 3.1 to have Salary Deferral Contributions made to the Plan on his behalf;

         (ii) a Basic Matching Contribution Account for each Participant on whose behalf Basic Matching Contributions are made under
                  Section 3.2;

        (iii) a Prior Supplemental Matching Contribution Account for each Participant consisting of the value of supplemental matching contributions made under the Amcast Industrial Corporation 401(k) Salary Deferral Plan during the Participant's participation in such plan and transferred to this Plan (and gains and losses thereon);

         (iv) a Qualified Nonelective Contribution Account for each Participant on whose behalf Qualified Nonelective Contributions are made under Section 3.4;

         (v) a Discretionary Employer Contribution Account for each Participant on whose behalf a contribution is made under
                  Section 3.5; and

         (vi) a Rollover Account for each Employee or Participant who has a contribution made to the Plan under Section 3.6, other than direct transfer contributions in connection with (a) a corporate acquisition or (b) a merger, consolidation or termination of plans.

         The Accounts maintained for each Participant shall be composed of subaccounts to reflect the Participant's interest in an Investment Fund. Such Accounts are primarily for accounting purposes and do not require segregation of the Trust Fund. The Committee may delegate the responsibility for the maintenance of Accounts to the Trustee or Recordkeeper or to an agent appointed by the Committee.

4.2 INVESTMENT OF SALARY DEFERRAL CONTRIBUTION AND ROLLOVER ACCOUNTS AND ANY CASH CONTRIBUTIONS TO ANY OTHER ACCOUNT WHICH ARE NOT USED TO PURCHASE COMMON STOCK OF THE COMPANY

        (a)   PARTICIPANT TO DIRECT INVESTMENT OF ACCOUNTS
              A Participant must designate in the form and manner provided by the Committee the percentage of the contributions credited to his Salary Deferral Contribution and Rollover Accounts, which are to be invested in each of the Investment Funds. The Participant must also make such a designation with respect to cash contributions to any other Account that are not used to purchase common stock of the Company.

        (b)   CHANGES IN INVESTMENT DIRECTIONS
              A Participant may change the percentage of the contributions credited to his Accounts which are to be invested in each of the Investment Funds, or transfer any percentage or dollar amount from one Investment Fund to another, subject to the limitations under subparagraph (c), in accordance with procedures established by the Committee or the Recordkeeper. The effective date of such a change and the number of times a Participant may make such changes during a Plan Year shall be in accordance with such procedures. Any extraordinary expenses incurred by the Trustee in transferring assets from one Investment Fund to another for a Participant may be charged directly against his Accounts.

        (c)   GENERAL PROVISIONS REGARDING INVESTMENT FUNDS
              Neither the Company, the Committee, the Recordkeeper nor the Trustee shall be liable for any loss resulting from any act or omission in connection with the administration of the Investment Funds, unless such act or omission shall be deemed to constitute willful misconduct or bad faith. The investment in particular securities shall be made by the Trustee and nothing in the Plan shall be construed to give the power to Participants to select or direct the purchase of any security. The selection of any investment pursuant to any Investment Fund offered by the Plan and Trust shall be the sole responsibility of each Participant and neither the Committee, the Recordkeeper the Trustee nor the Company (or any of Company officers, supervisors or employees) are empowered to advise a Participant as to the manner in which such options are exercised. The Participant's investment in any Investment Fund shall be subject to the terms and conditions of such Fund, including but not limited to, a limitation on transfers out of an Investment Fund that adversely affects the rate of return on such Fund.

4.3 INVESTMENT OF BASIC MATCHING, PRIOR SUPPLEMENTAL MATCHING, QUALIFIED NONELECTIVE, DISCRETIONARY EMPLOYER AND AMCAST CONTRIBUTION ACCOUNTS Except for cash that may be determined to be necessary for purposes of Account administration or appropriate for investment in Investment Funds by the Participant, all amounts contributed to Basic Matching, Prior Supplemental Matching, Qualified Nonelective, Discretionary Employer and Amcast Contribution Accounts, together with income therefrom, will be invested in common stock of the Company. Amounts in such Accounts may be invested as a single fund without segregation of assets to individual Accounts of Participants and shall be maintained separately from any Investment Fund that invests in common stock of the Company. If the Basic Matching Contribution for a Plan Year is made in cash, the Trustee shall purchase of the required common stock of the Company within 10 days of the date of contribution.

4.4     ALLOCATION OF CONTRIBUTIONS AND FORFEITURES

            (a)     ALLOCATION OF BASIC MATCHING CONTRIBUTIONS
                    Basic Matching Contributions for a Plan Year shall, subject to Section 4.6, be allocated among the Basic Matching Contribution Accounts of Participants who make Salary Deferral Contributions for such Plan Year in proportion to each such Participant's Salary Deferral Contributions for the Plan Year not in excess of 6% of his Compensation for the Plan Year.

           (b)     ALLOCATION OF QUALIFIED NONELECTIVE CONTRIBUTIONS
                   Any Qualified Nonelective Contributions for a Plan Year shall, subject to Section 4.6 and Code Section 401(a)(4), be allocated equally among the Qualified Nonelective Contribution Accounts of those Participants on whose behalf the Employer has made such contribution for such Plan Year.

           (c)     ALLOCATION OF DISCRETIONARY EMPLOYER CONTRIBUTIONS
                   Any Discretionary Employer Contributions shall, subject to
                   Section 4.6 and Section 401(a)(4) of the Code, be allocated to the Discretionary Employer Contribution Accounts of those Participants on whose behalf the Employer has made such contributions for a Plan Year in the proportion that each such Participant's Compensation for such Plan Year bears to the Compensation of all such Participants for such Plan Year.

         (d) ALLOCATION OF FORFEITURES
             Any Forfeitures for a Plan Year shall, subject to Section 4.6 and
             Section 5.1(c) (regarding restoration of forfeitures), be allocated to the Basic Matching, Prior Supplemental Matching or Discretionary Employer Accounts, as applicable, of any Participant who is not in a Period of Severance on the last day of such Plan Year, as follows:

             (1) as to Forfeitures in Basic and Prior Supplemental Matching Contribution Accounts, in the proportion that the Salary Deferral Contributions on behalf of any such Participant for such Plan Year not in excess of 6% of his Compensation for such Plan Year bear to the total of all Salary Deferral Contributions on behalf of all Participants for such Plan Year not in excess of 6% of all such Participants' Compensation for such Plan Year; and

             (2) as to Forfeitures in Discretionary Employer Contribution Accounts, equally among all Participants on whose behalf a Discretionary Employer Contribution Account is maintained as of the last day of the Plan Year for which any such forfeiture occurs (including any Participant for whom such contributions were made for such Plan Year).

             (3) as to Forfeitures in Amcast Contribution Accounts, in proportion to the ratio which the Compensation of any such Participant on whose behalf such an Account is maintained bears to the total Compensation of all such Participants.

4.5       VALUATION OF ACCOUNTS
          As of each Valuation Date, the Committee, the Recordkeeper or the Trustee will determine the fair market value of all assets invested in each of the Investment Funds, including income and expenses. If the fair market value of an Investment Fund is more or less than the aggregate amount credited to all Accounts in that investment as of the preceding Valuation Date, each Account will be credited with its share of the gain or loss, in the proportion which the balance of that Account in that investment bears to the aggregate balance of all Accounts in that investment as of such Valuation Date.

4.6       STATUTORY LIMITATIONS ON ALLOCATIONS

          (a)    ANNUAL LIMITS ON ALLOCATIONS TO ACCOUNTS

                 (i) The amount of any "annual additions" (as defined in Section 415(c)(2) of the Code) for a Participant under the Plan and any other defined contribution plan maintained by an Affiliate cannot exceed the lesser of $30,000 (or if greater 25% of the dollar limitation in effect under Section 415(b)(1)(A) of the Code), or (ii) 25% of the Participant's 415 Compensation.

                 (ii) For Plan Years beginning prior to January 1, 2000, if the Employer maintains, or at any time maintained, a qualified defined benefit plan covering any Participant in this Plan, the sum of the Participant's defined benefit plan fraction and defined contribution plan fraction will not exceed
                           1.0 in any Limitation Year. This limitation shall not apply for Plan Years beginning on or after January 1, 2000.

                 (iii) The defined benefit plan fraction is a fraction, the numerator of which is the sum of the Participant's projected annual benefits under all the defined benefit plans (whether or not terminated) maintained by an Affiliate, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the Limitation Year under Sections 415(b) and (d) of the Code or 140 percent of the highest average compensation, including adjustment under Section 415(b) of the Code.

                 (iv) The defined contribution fraction is a fraction, the numerator of which is the sum of the annual additions to the Participant's accounts under all the defined contribution plans (whether or not terminated) maintained by an Affiliate for the current and all prior Limitation Years (including the annual additions attributable to the Participant's nondeductible employee contributions to all defined benefit plans, whether or not terminated, maintained by an Affiliate, and the annual additions attributable to all welfare benefit funds, as defined in Section 419(e) of the Code, and individual medical accounts, as defined in Section 415(l)(2) of the Code, maintained by an Affiliate, and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of service with the Affiliate (regardless of whether a defined contribution plan was maintained by the Affiliate). The maximum aggregate amount in any Limitation Year is the lesser of 125 percent of the dollar limitation determined under Sections 415(b) and (d) of the Code in effect under

                           Section 415(c)(1)(A) of the Code or 35 percent of the Participant's 415 Compensation for such year.

        (b)    EXCESS ANNUAL ADDITIONS
               If, as a result of the allocation of Forfeitures, a reasonable error in estimating a Participant's 415 Compensation, or under other limited facts and circumstances which the Commissioner of Internal Revenue finds justify the rules set forth below, a Participant's annual additions exceed the limit under Subsection 4.6(a) for a Plan Year, the Committee must take the following steps, in order, until Subsection 4.6(a) is satisfied.

               (i) refund to the Participant his Salary Deferral Contributions (and any earnings thereon) to the extent permitted by the Code, or hold them in a "Suspense Account" for the Participant under the Trust and allocate them to the Participant in the following Limitation Year if he is still a Participant; or otherwise to the other Participants in the following Limitation Year in accordance with Section 4.3;

               (ii) hold any Basic Matching and Discretionary Employer Contributions in a "Suspense Account" for the Participant under the Trust and allocate them to the Participant in the following Limitation Year, if he is still a Participant; or, otherwise, to the other Participants in the following Limitation Year in accordance with Section 4.3; and then

               (iii) reallocate any excess under Section 4.3 and hold any excess which cannot be allocated to any Participant in a "Suspense Account" under the Trust, and allocate it for the following Limitation Year under Section 4.3 before any annual additions are allocated or credited for that subsequent Limitation Year.

        (c)    ACTUAL DEFERRAL PERCENTAGE TEST LIMIT
               (i) If the Salary Deferral Contributions on behalf of all Highly Compensated Employees who are Participants made or to be made for a Plan Year are likely to violate the test set forth under subparagraph (c)(ii), the Committee will take such of the following steps as it determines necessary or appropriate with respect to such Highly Compensated Employees on a uniform and nondiscriminatory basis: (1) reduce or stop such Highly Compensated Employee's Compensation reductions and corresponding

               Salary Deferral Contributions or (2) refund to the Highly Compensated Employee the amount of Salary Deferral Contributions (plus any earnings thereon) necessary to satisfy subparagraph
               (ii). Such reductions or refunds will be made first from the Salary Deferral Accounts of the Highly Compensated Employees for whom the highest dollar amount of Salary Deferral Contributions were higher than those made for the other Highly Compensated Employees, and then will continue pro-rata among the Highly Compensated Employees until the Plan satisfies subparagraph (ii). Any refunds shall be made within 12 months after the end of the Plan Year in which the excess contribution arose.

        (ii) The "actual deferral percentage" (as defined in (iii) below) for Highly Compensated Employees who are Participants for a Plan Year must satisfy either (A) or (B):

               (A) The actual deferral percentage for such Highly Compensated Employees must not exceed 125% of the actual deferral percentage for the prior Plan Year of all non-Highly Compensated Employees who are Participants; or

               (B) The actual deferral percentage for such Highly Compensated Employees must not exceed the lesser of two percentage points more than the actual deferral percentage for the prior Plan Year of such non-Highly Compensated Employees, or 200% of the actual deferral percentage for the prior Plan Year of such non-Highly Compensated Employees.

        (iii) The term "actual deferral percentage" for Highly Compensated Employees who are Participants or non-Highly Compensated Employees who are Participants for a Plan Year means the average of the ratios (calculated separately for each Employee in each such group who is eligible to elect Compensation reductions under
               Section 2.3) of the amount of Salary Deferral Contributions actually paid to the Trust on behalf of each such Employee (as well as any elective contributions made by a Highly Compensated Employee under any other arrangement described in Code Section 401(k) maintained by an Affiliate) for the Plan Year to such Employee's Compensation for the portion of the Plan Year during which the Employee was a Participant.

        (iv) Solely for purposes of satisfying the actual deferral percentage test, the Committee may deem all or a portion of any Qualified Nonelective Contributions for a Plan Year as Salary Deferral Contributions if such Qualified Nonelective Contributions meet all of the following conditions:

               (A) The Qualified Nonelective Contributions, to the extent they are deemed Salary Deferral Contributions, are not also deemed Basic or Supplemental Matching Contributions, under
                    Section 4.6(d)(iv).

               (B) The Qualified Nonelective Contributions, to the extent they are not deemed Salary Deferral Contributions or Basic or Supplemental Matching Contributions, satisfy Section 401(a)(4) of the Code.

        (v) Contributions under plans aggregated for purposes of Section 401(a)(4) of the Code or Section 410(b) of the Code shall be treated as made under a single plan.

(d)     ACTUAL CONTRIBUTION PERCENTAGE TEST LIMIT

        (i) If the Basic and Supplemental Matching Contributions on behalf of all Highly Compensated Employees who are Participants made for a Plan Year violate the test set forth under subparagraph (ii), the Committee must, with respect to such Highly Compensated Employees on a uniform and nondiscriminatory basis, return to such Highly Compensated Employees the excess Basic and Supplemental Matching Contributions (plus any earnings thereon) necessary to satisfy subparagraph (ii) or, if such excess Basic and Supplemental Matching Contributions are forfeitable, treat such excess as a Forfeiture on or before the last day of the Plan Year following the Plan Year for which they were made. The return of any Basic and Supplemental Matching Contributions will be made from the Basic and Supplemental Matching Contribution Accounts, respectively, of the Highly Compensated Employees for whom the highest dollar amount of Basic and Supplemental Matching Contributions were higher than those made for other Highly Compensated Employees, and then will continue pro rata among the other Highly Compensated Employees until the Plan satisfies subparagraph (ii). Any refunds shall be made within 12 months after the end of the Plan Year in which the excess contribution arose.

        (ii) The "actual contribution percentage" (as defined in (iii) below) for Highly Compensated Employees who are Participants for a Plan Year must satisfy either (A) or (B):

               (A) The actual contribution percentage for such Highly Compensated Employees must not exceed 125% of the actual contribution percentage for the prior Plan Year of all non-Highly Compensated Employees who are Participants; or

               (B) The actual contribution percentage for such Highly Compensated Employees must not exceed the lesser of two percentage points more than the actual contribution percentage for the prior Plan Year of such non-Highly Compensated Employees, or 200% of the actual contribution percentage for the prior Plan Year of such non-Highly Compensated Employees.

        (iii) The term "actual contribution percentage" for Highly Compensated Employees who are Participants and non-Highly Compensated Employees who are Participants for a Plan Year means the average of the ratios (calculated separately for each Employee in each such group) of the amount of Basic and Supplemental Matching Contributions actually paid to the Trust on behalf of each such Employee for the Plan Year (as well as any matching and employee contributions made by a Highly Compensated Employee under any other arrangement described in Section 401(m) of the Code maintained by an Affiliate) to such Employee's Compensation for the portion of the Plan Year during which he was a Participant.

        (iv) Solely for purposes of satisfying the actual contribution percentage test, the Committee may deem all or a portion of any Qualified Nonelective Contributions for a Plan Year as Basic or Supplemental Matching Contributions if such Qualified Nonelective Contributions meet all of the following conditions:

               (A) The Qualified Nonelective Contributions, to the extent they are deemed Supplemental or Basic Matching Contributions, are not also deemed Salary Deferral Contributions under Section 4.6(c)(iv).

               (B) The Qualified Nonelective Contributions, to the extent they are not deemed Salary Deferral Contributions or Supplemental or Basic Matching Contributions, satisfy Section 401(a)(4) of the Code.

        (v) Solely for purposes of satisfying the actual contribution percentage test, the Committee may deem all or a portion of any Salary Deferral Contributions for a Plan Year as Basic or Supplemental Matching Contributions if the actual deferral percentage test is satisfied by (A) including in such test Salary Deferral Contributions deemed to be Supplemental or Basic Matching Contributions and (B) excluding such Salary Deferral Contributions from such test.

        (vi) Contributions under plans aggregated for purposes of Section 401(a)(4) of the Code or Section 410(b) of the Code shall be treated as made under a single plan.

(e) COMBINED LIMIT ON SALARY DEFERRAL CONTRIBUTIONS AND BASIC AND SUPPLEMENTAL MATCHING CONTRIBUTIONS
        Notwithstanding any other provision to the contrary, in no event shall the sum of the actual deferral percentage plus the actual contribution percentage for a Plan Year of Highly Compensated Employees who are Participants exceed the greater of either (i) 125% of the actual deferral percentage for the prior Plan Year plus 200% of the actual contribution percentage for the prior Plan Year, or (ii) 200% of the actual deferral percentage for the prior Plan Year plus 125% of the actual contribution percentage for the prior Plan Year, as the case may be, of non-Highly Compensated Employees who are Participants. If the sum of the actual deferral percentage plus the actual contribution percentage of such Highly Compensated Employees exceeds such limit, such excess shall be eliminated in accordance with the correction procedures set forth in Treasury Regulations Section 1.401(m)-2(c).

(f) The application of this Section shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury, including the requirement that if the Plan benefits collectively bargained Employees, each group of such Employees based on coverage under a separate collectively bargained agreement shall be disaggregated as if in a separate plan when applying the limitations of Section 4.6(c), (d) and
        (e).

                                    ARTICLE V

                                  DISTRIBUTIONS

5.1      AMOUNT PAYABLE

         (a) If the Participant's Termination Date occurs for any reason, the amount payable will be determined as of the applicable Valuation Date. In the case of a payment under Section 5.3(a), the amount payable will be determined as of the earliest practicable Valuation Date following the participant's Termination Date. In the case of a payment under Section 5.3(b), the amount payable will be determined as of the Valuation Date for which a request for payment is processed by the Recordkeeper.

         (b) If a Participant is reemployed by an Employer after his Termination Date but before any payment is made to him under
              Section 5.2, no payment will be made.

         (c) If the Vested Percentage of any of a Participant's Accounts is less than 100% at his Termination Date, any amount in such Accounts which is not then payable will be a Forfeiture as of the last day of the Plan Year in which the Participant's interest was actually paid or was payable to the Participant. If, after a Forfeiture occurs, such Participant is reemployed by an Employer before he has five consecutive Breaks in Service following his Termination Date, he may repay to the Plan (without interest) the amount which was paid to him on or before five years after the first day the Participant resumes employment with an Employer. If the Participant makes such repayment, the Committee must, as of the Valuation Date coincident with or next following such repayment, restore to such Accounts the amount necessary so that the value of such Accounts on such date was the same as it was on his Termination Date (with no adjustment for subsequent Trust Fund gains or losses). In order to restore such Participant's Accounts, the Employer will use Forfeitures for that Plan Year and to the extent necessary will make an additional Employer contribution to the Plan.

5.2      MANNER OF PAYMENT
         Distribution of the Vested Percentage of a Participant's Accounts shall be made in a single lump sum. Subject to the following rules, the Participant shall elect, in the manner provided by the Committee (or by the Recordkeeper if designated to do so by the Committee), whether payment will be made in cash or in common stock of the Company.

         (a) CASH PAYMENTS. The following Accounts of a Participant will automatically be paid in cash:

                  (i) the portion of a Participant's Salary Deferral Contribution Account not attributable to common stock of the Company; and

                  (ii)     Rollover Account.

         (b) STOCK PAYMENTS. Except as otherwise provided in this Section 5.2, the following Accounts of a Participant will automatically be paid in common stock of the Company if the Participant fails to elect that the entire value of such Accounts be paid in cash in the manner provided by the Committee (or by the Recordkeeper if so designated by the Committee):

                  (i)      Amcast Contribution Account;

                  (ii)     Basic Matching Contribution Account;

                  (iii)    Prior Supplemental Matching Contribution Account;

                  (iv)     Qualified Nonelective Contribution Account;

                  (v)      Discretionary Employer Contribution Account; and

                  (vi) the portion of a Participant's Salary Deferral Contribution Account invested in such stock.

          (c) DISCRETIONARY CASH PAYMENTS. The following accounts of the Participant will be paid in the form of cash if the Committee determines that the common stock of the Company is readily tradable at the time of payment and if the aggregate number of shares of common stock of the Company held in such Accounts at the time of payment is less than 50:

         (i)      Basic Matching Contribution Account;

         (ii)     Prior Supplemental Matching Contribution Account;

         (iii)    Qualified Nonelective Contribution Account;

         (iv)     Discretionary Employer Contribution Account;

         (v)      Amcast Contribution Account; and

         (vi) the portion of a Participant's Salary Deferral Contribution Account invested in common stock of the Company.

(d) FRACTIONAL SHARES. Notwithstanding the foregoing, all fractional shares will be paid in cash.

(e) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Article, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the Distributee in a Direct Rollover.

         (i)      Definitions

                  (A) ELIGIBLE ROLLOVER DISTRIBUTION. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion of net unrealized appreciation with respect to employer securities).

                  (B) ELIGIBLE RETIREMENT PLAN. An eligible retirement plan is an individual retirement account described in
                           Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                  (C) DISTRIBUTEE. A Distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouses or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

                  (D) DIRECT ROLLOVER. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the Distributee.

5.3      Time of Payment to Participants

         (a) PAYMENT OF ACCOUNTS NOT IN EXCESS OF $5,000 If the amount payable as determined under Section 5.1 does not exceed $5,000, payment of such amount shall be made as soon as practicable after the Participant's Termination Date.

         (b) PAYMENT OF ACCOUNTS IN EXCESS OF $5, If the amount payable as determined under Section 5. 1 exceeds $5, 000, payment of such amount shall be made as soon as practicable following receipt by the Committee (or the Recordkeeper if so designated by the Committee) of a payment request from the Participant (or from the Participant's Beneficiary in the case of the Participant's death). An election of a time for payment shall be made on a form provided by the Committee (or by the Recordkeeper if designated to do so by the Committee).

         (c)      DELAYED PAYMENT

                  Payment of a Participant's Accounts may be delayed, if necessary, beyond the time otherwise provided in this Section 5.3, to be made or commenced within 60 days after the earliest date on which the amount thereof can be determined.

         (d) REQUIRED PAYMENT DATE In no event can payment be made later than April 1 of the calendar year following the later of the calendar year in which a Participant attains age 70 1/2; provided that if the Participant's Termination Date is after December 31, 1998, payment shall be made to the Participant no later than April 1 of the calendar year following the calendar year in which the Participants's Termination Date occurs; provided further, however, that such distribution for a Participant who is a five percent owner shall be required to be made or commenced no later than April 1 following the calendar year in which the Participant attains age 70 1/2.

5.4      TIME OF PAYMENT TO BENEFICIARIES

         Payment to a Beneficiary will be made as soon as practicable after the date the Participant dies, but in no event can payment be made later than December 31 of the calendar year- containing the fifth anniversary of the Participant's death; provided that, without the consent of the surviving spouse, payment to the Participant's surviving spouse shall not be made earlier than the later of (a) December 31 of the calendar year immediately following the calendar year in which the Participant died and (b) December 31 of the calendar year in which the Participant would have attained age 70 1/2.

5.5      DESIGNATION OF BENEFICIARY

         (a) Subject to subparagraph (b), each Participant may designate, by filing a form provided by the Committee or Recordkeeper, a Beneficiary or Beneficiaries to receive any payment in the event of the Participant's death. If a Participant designates an irrevocable trust as his Beneficiary, a copy of such trust must be filed with the Committee or Recordkeeper. A Participant who has filed a designation of Beneficiary may revoke or change it at any time by filing a new form with the Committee or Recordkeeper.

        (b) The Beneficiary of a married Participant will automatically be his spouse; provided, however, the Participant may designate, on a form provided by the Committee or Recordkeeper, a Beneficiary in addition to or other than his spouse, which contains the spouse's signed, notarized consent to that designation. Such consent is not required if (i) it is established to the satisfaction of the Committee or Recordkeeper, that there is no spouse or the spouse cannot be located; or (ii) the Participant furnishes the Committee or Recordkeeper, with a court order to the effect that the Participant is legally separated or has been abandoned (within the meaning of local law). If a Participant is not married when he designates a Beneficiary, but subsequently marries, his designation will be invalid if his spouse does not give signed, notarized consent to his prior designation, unless the sole Beneficiary under that designation was the individual who became the Participant's spouse.

         (c) If a Beneficiary has not been designated by the Participant, or if the Beneficiary who was designated is dead, or if such Beneficiary designation is deemed to be illegal or invalid, then the Participant's Beneficiary under this Section will be the member(s) of the first of the following groups of relatives of the person on account of whose death payment is to be made which has any living member(s) on the date of payment: (i) his spouse, (ii) in equal shares to each of his children with one such share collectively to the descendent of any deceased child PER STIRPES, and (iii) if there are no surviving descendants, to the executor or other personal representative of the deceased Participant to be distributed in accordance with the Participant's will or applicable law.

         (d) In the event of a Participant's death prior to complete distribution of his Accounts, his designated Beneficiary (or other persons entitled to receive any portion of his benefit (hereunder) may designate a Beneficiary to receive any payments which are unpaid at the time of the Participant's death.

5.6      TREASURY REGULATIONS OVERRIDE
         Notwithstanding any other provision of this Article V, payments made from this Plan must be made in a manner which is consistent with
         Section 401(a)(9) of the Code and the Treasury regulations issued thereunder, including the minimum distribution incidental benefit requirement. To the extent any provision of the Plan or Trust is inconsistent with or contrary to the Treasury regulations, the Treasury regulations will govern.

5.7      LEGAL DISABILITY
         If, in the Committee's opinion, a Participant or Beneficiary is under a legal disability or is otherwise incapacitated so he is unable to manage his financial affairs, the Committee may (until a claim is made by a conservator or other person legally responsible for the care of the person or of his estate) make any payment due to such person under the Plan to any other person or entity for the benefit of the incapacitated Participant or Beneficiary. Once a proper claim has been made to the Committee, any payments to which the disabled or incapacitated Participant or Beneficiary is entitled will be made to the conservator or other person legally charged with the care of the person or of his estate.

5.8      TRANSFER OF EMPLOYMENT TO CASTING TECHNOLOGY COMPANY
         Notwithstanding the foregoing, if the employment of a Participant is transferred from an Affiliate to Casting Technology Company ("CTC") (including any affiliate or subsidiary of CTC which is under common control with CTC as described in Code Sections 414(b), 414(c), 414(m) or 414(o)), such Participant's Accounts, if any, shall not be distributed to him or forfeited, but instead shall be transferred directly to the Trustee of the Casting Technology Company 401(k) Salary Deferral Plan in an amount equal to the value of such Accounts as of the Valuation Date next following the transfer of employment. Prior to any such transfer, the portion of such Accounts attributable common stock of the Company shall be converted to cash.

                                   ARTICLE VI

                                      LOANS

6.1      LOANS
         (a) The Committee (or the Recordkeeper if designated to do so by the Committee) may make loans to Participants who are Eligible Employees from their Accounts, provided that such loans are made available to all such Participants on a reasonably equivalent basis. The following rules will apply to loans made under this Section:

                  (i) Loans will be made in cash, no loan will be made in an amount of less than $500 and no more than one loan can be outstanding at any time. No loan, together with accrued interest thereon, can exceed the lesser of: (a) $50,000 (less the highest outstanding balance of any loan made to the Participant under the Plan during the 12-month period preceding the date of the loan) or (b) 50% of the Vested Percentage of a Participant's Accounts as of the Valuation Date preceding the date of the loan.

                  (ii) No loan can be for a term of less than 1 year or more than 5 years, except that loans used to acquire the principal residence of a Participant may, under the rules of the Committee, be for a longer term but not to exceed 30 years.

                  (iii) The Participant must pledge in writing 50% of the Vested Percentage of his Accounts, plus such other collateral as the Committee may require to secure repayment of the loan, including without limitation a payroll deduction authorization for any period of employment. The Committee will have the right to use the collateral to remedy any default on the loan, as well as to take any other steps in the event of such a default. The Participant must also consent in writing at the time the loan is made to the Committee's right to reduce the Participant's Account balances to remedy any default on the loan. If a Participant who is on a leave of absence for a period not to exceed one year due to disability, pregnancy or layoff fails to make installment payments during such period, such failure to pay will not constitute a default so long as the outstanding balance of the loan is fully satisfied within sixty months from the date the loan is debited against the Participant's Accounts, except for loans used to acquire the principal residence of a Participant in which case the outstanding balance of the loan must be satisfied within three hundred-sixty months from the date the loan is debited against the Participant's Account.

                  (iv)     Each loan must be evidenced by a written promissory
                           note in the form provided by the Committee, the terms of which provide, among other things, that repayment be made no less frequently than in substantially level quarterly payments of principal and interest; provided, however, loan repayments will be suspended under the Plan as permitted under Section 414(u) of the Code.

                  (v) A Participant who receives a loan under the Plan shall be responsible for the origination and processing fees related to such loan in accordance with rules adopted by the Committee.

                  (vi) All loans will be debited against the Participant's Accounts on a priority basis established by the Committee. The promissory note executed by the Participant will be credited as an asset to the Participant's appropriate Account(s) and principal and interest on it will be credited to such Participant's Account(s) as collected and paid to the Trustee.

                  (vii) No loan can be made to a married Participant unless such Participant's spouse provides his or her written, notarized consent to the making of the loan on a form provided by the Committee.

         (b) The Committee shall adopt written plan loan rules which rules are hereby incorporated into the Plan. The plan loan rules shall include the following information:

                  (i) The procedure for Participants to follow in applying for loans under the Plan, including the loan processing fee, if any;

                  (ii) The basis on which loans from the Plan will be approved or denied;

                  (iii) The limitations on the types and amounts of loans offered under the Plan;

                  (iv) The procedure employed by the Committee in determining the rate of interest on loans from the Plan;

                  (v) The types of collateral that may secure a loan under the Plan; and

                  (vi) The events constituting a default and the steps that will be taken to preserve Plan assets.

                                   ARTICLE VII

                                   WITHDRAWALS

7.1      WITHDRAWALS AFTER AGE 59 1/2
         A Participant who has attained at least age 59 1/2 may withdraw from his Accounts an amount not to exceed the Vested Percentage thereof (determined as of the Valuation Date coincident with or next preceding the date of the Participant's withdrawal request). Such withdrawal may be made only on a form provided by the Committee (or by the Recordkeeper if designated to do so by the Committee). A Participant shall receive the requested funds as soon as practicable following the receipt and approval of such form by the Committee (or by the Recordkeeper if designated to do so by the Committee).

7.2      HARDSHIP WITHDRAWALS
         A Participant who has not attained age 59 1/2 and has taken the maximum loan permitted under Article VI may withdraw from his Rollover and Salary Deferral Contribution Accounts, in the order specified below, an amount not to exceed the Vested Percentage thereof (determined as of the Valuation Date coincident with or next preceding the date of the Participant's withdrawal request, but excluding earnings credited to his Salary Deferral Account on or after January 1, 1989). Such withdrawal may be made only on a form provided by the Committee (or by the Recordkeeper if designated to do so by the Committee) and is only permissible if (i) and (ii) are satisfied:

         (i) The withdrawal is on account of one of the following immediate and heavy financial needs:

                  (1) medical expenses for the Participant, his spouse and dependents, including medical expenses not yet incurred but which are necessary to obtain necessary medical services;

                  (2) the purchase (excluding mortgage payments) of a principal residence for the Participant;

                  (3) the payment of room and board, tuition and related educational fees for the next 12 months of post secondary education for the Participant, his spouse, children, or dependents.

                  (4) a payment to prevent eviction from or foreclosure on the Participant's principal residence; and

                  (5) any other financial hardship adopted by the Company that may be established from time to time by the Secretary of the Treasury as a deemed immediate and heavy financial need through publication of rulings, notices and other documents of general applicability, rather than on an individual basis.

         (ii) The amount of the withdrawal is not in excess of the amount necessary to meet the need, and such need may not be satisfied from other resources that are reasonably available to the Participant. In this regard, the Committee (or the Recordkeeper if designated to do so by the Committee) may reasonably rely upon the Participant's representation that the need cannot be relieved:

                  (1) through reimbursement or compensation by insurance or otherwise,

                  (2) by reasonable liquidation of the Participant's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need,

                  (3) by cessation of the Participant's Salary Deferral Contributions under the Plan, or

                  (4) by other distributions or nontaxable (at the time of the loan) loans from the Plan or any other employee benefit plan in which the Participant participates, or by borrowing from commercial sources on reasonable commercial terms. For purposes of this paragraph, the Participant's resources shall be deemed to include those assets of his spouse and minor children that are reasonably available to the Participant.

                  The Participant shall receive the approved amount of his hardship withdrawal request as soon as reasonably practicable following review and approval of his withdrawal form by the Committee and/or the Recordkeeper. Amounts withdrawn pursuant to such request shall come first from the Participant's

                  Rollover Account (if any), next from his Prior Pension Contribution Account, and then from his Salary Deferral Contribution Account based on the value of such Accounts on the Valuation Date coincident with or preceding the date of the withdrawal request. Withdrawal amounts will be deducted from each Investment Fund in proportion to the percentage of such Accounts of a Participant invested in each Investment Fund.

7.3      LIMITS ON FREQUENCY OF WITHDRAWALS
         The number of withdrawals of any kind in any 12-month period that a Participant may make shall not exceed any limitation on the frequency of withdrawals under procedures established by the Committee.

7.4      SUSPENSION OF SALARY DEFERRAL CONTRIBUTIONS
         If a Participant makes a hardship withdrawal under Section 7.2, he cannot make any further Salary Deferral Contributions for the following 12-month period commencing on the date such withdrawal is made. He may elect to resume having Salary Deferral Contributions made to the Plan on his behalf commencing as of the beginning of any Plan Year quarter that is at least 12 months after the date of such withdrawal by providing the Committee or Recordkeeper with written notice on a form provided by the Committee.

7.5      LIMITATION ON SALARY DEFERRAL CONTRIBUTIONS
         The amount of a Participant's Salary Deferral Contributions for the calendar year following the calendar year in which a hardship withdrawal is made shall be limited to the difference between the maximum limit under Section 402(g)(5) of the Code for that calendar year less the amount of his Salary Deferral Contributions for the calendar year in which the withdrawal was made.

                                  ARTICLE VIII

                               PLAN ADMINISTRATION

8.1      COMMITTEE RESPONSIBILITY
         The Company shall be responsible for and shall control and manage the operation and administration of the Plan. The Company has the duties and obligations of an "administrator", as defined in Section 3(16)(A) of ERISA, and of a "plan administrator", as defined in Section 414(g) of the Code, including, but not limited to, the exclusive authority to appoint and remove investment managers and designate Investment Funds for investment of contributions under the Plan. The Company shall appoint a Committee (which may be the Pension Committee under the Amcast Industrial Corporation Merged Pension Plan) of at least one person to act as the agent of the Company in performing some of these duties. The members of the Committee shall serve at the pleasure of the Company. They may be officers, directors, or employees of the Company or any other individuals. Any member may resign by delivering his written resignation to the Company and to the Committee. Vacancies in the Committee arising by resignation, death, removal or otherwise shall be filled by the Company. The Company shall advise the Trustee in writing of the names of the members of the Committee and of changes in membership from time to time.

8.2      POWERS AND DUTIES OF COMMITTEE
         The Committee has all authority which is necessary or appropriate for the operation and administration of the Plan, including the following:

         (a) To interpret the provisions of the Plan and to resolve ambiguities, inconsistencies and omissions related thereto.

         (b) To adopt such rules, procedures and forms as are necessary for the operation and administration of the Plan and are consistent with its provisions.

         (c) To determine all questions relating to the eligibility, benefits and other rights of Eligible Employees, Participants and Beneficiaries under the Plan and to resolve ambiguities, inconsistencies and omissions related thereto.

         (d) To determine the amount payable from Accounts and to authorize and direct all payments made under the Plan.

         (e) To keep all records necessary for the operation and administration of the Plan, to the extent such records are not kept by the Trustee.

         (f) To designate or employ actuaries, accountants, counsel, trustees, investment managers, recordkeepers and other specialists (who may also be persons employed by an Employer) and direct them to exercise the powers of the Committee.

8.3      COMMITTEE'S RELIANCE
         The Committee may rely on any certificate or statement or other representation made on behalf of an Employer which the Committee in good faith believes to be genuine, and on any certificate, statement, report or other representation made to it by any agent, attorney, accountant or other expert retained by the Committee or an Employer in connection with the operation and administration of the Plan.

8.4      PAYMENT OF PLAN EXPENSES
         All expenses of operating and administering the Plan and Trust, including, but not limited to, fees of any agents and counsel hired by the Committee under the Plan, may be paid by the Company, and to the extent not paid by the Company, will be paid from the Trust.

8.5      COMPENSATION AND EXPENSES OF COMMITTEE
         No bond or other security will be required of the Committee except as provided by law. Unless otherwise determined by the Company, the Committee shall serve without compensation for services as such, but all expenses of the Committee shall be paid by the Plan, including any expenses incident to the functioning of the Committee, including without limitation, fees of actuaries, accountants, counsel, Trustees, investment managers and other specialists, and other costs of administering the Plan, unless the Company should elect to pay any of these expenses. The Company's election to pay any of these expenses shall not operate to enlarge the Company's obligations hereunder or to require it to continue paying for any such expenses.

8.6      INDEMNIFICATION
         The Committee, a Partner, or any employee of a Partner or of the parent corporation of a Partner who is otherwise held to be a fiduciary of the Plan shall be indemnified and saved harmless by the Company from and against any and all claims, expenses and liabilities, joint and several arising from any action or failure to act in connection with the administration of the Plan, except when the same is judicially determined to be due to the gross negligence or willful misconduct of such person. For purposes of this section, "Partner" means Amcast Casting Technologies, Inc., a wholly owned subsidiary of Amcast Industrial Corporation, or Izumi, Inc., a wholly owned subsidiary of Izumi Industries, Ltd.

8.7      CLAIMS PROCEDURE
         The Committee may direct any payments to which it determines a Participant or Beneficiary is entitled under the Plan without a claim or application for payment by any person. If, however, any person claims payments under the Plan in addition to those paid to him in accordance with the previous sentence, and the Committee denies such claim, then:

         (i) The Committee will notify the applicant in writing of such denial, with such notice setting forth the specific reasons for such denial and written in a manner calculated to be understood by the applicant;

         (ii) The applicant will be afforded a reasonable opportunity for a full and fair review by the Committee of the decision denying his claim for payment; and

         (iii) The Committee will notify the applicant of its decision following review. Such decision will be conclusive and binding.

        The Committee will adopt rules for implementing this Section which are consistent with Department of Labor Regulations Section 2560.503-1.

                                   ARTICLE IX

                            AMENDMENT AND TERMINATION

9.1      AMENDMENT OF THE PLAN
         The Company may amend the Plan at any time. Subject to Section 11.1, no amendment will cause any part of the Trust to be used for, or diverted to, any purpose other than the exclusive benefit of Participants or their Beneficiaries or operate retroactively so as to affect adversely the rights of any Participant or Beneficiary to accrued benefits as defined by Section 206(g) of ERISA. No amendment shall cause or effect discrimination in favor of officers, shareholders, or Highly Compensated Employees which affects the tax-qualified status of the Plan.

9.2      AMENDMENTS AFFECTING VESTING OR BENEFITS
         No amendment of this Plan shall deprive a Participant of the Vested Percentage to which he is entitled as of the effective date of the amendment computed without regard to the amendment. Further, if a Plan amendment impacts vesting of benefits hereunder, each Participant with at least 3 Years of Service may elect to have his Vested Percentage determined under the Plan without regard to such amendment to the extent provided for by provisions of Treasury Regulation Section 1-411
         (a)-8(b).

9.3      VOLUNTARY TERMINATION OF THE PLAN
         The Company expects the Plan to be permanent, but since future conditions affecting the Company and Employers cannot be anticipated, the Company shall have the right to terminate the Plan in whole or in part at any time by giving written notice of such termination to the Trustee. Such resolution must specify the effective date of termination which shall not be earlier than the date of resolution.

9.4      AUTOMATIC TERMINATION OF THE PLAN
         The Plan shall automatically terminate if the Company is legally adjudicated bankrupt or insolvent, makes a general assignment for the benefit of creditors, or is dissolved. In the event of the merger or consolidation of the Company with or into any other entity, or the transfer of substantially all of the assets of the Company to another entity, the successor entity resulting from the consolidation or merger, or transfer of such assets, as the case may be, shall have the right to adopt and continue the Plan and succeed to the position of the Company hereunder. Nothing in this Plan shall prevent the dissolution, liquidation, consolidation or merger of any Employer, or the sale or transfer of all or substantially all of an Employer's assets.

9.5      PAYMENTS ON TERMINATION OF THE PLAN
         Upon termination of the Plan, or upon partial termination of the Plan by operation of law, or upon the complete discontinuance of Employer contributions, the following procedures shall be followed (in the event of a partial termination it shall be followed only in cases of those Participants and Beneficiaries directly affected):

         (i) The Committee may continue to function, but if it fails to do so, its records, books of account and other necessary data shall be turned over to the Trustee and the Trustee shall act on its own motion as hereinafter provided.

         (ii) Notwithstanding any other provisions of the Plan, all interests of Participants shall become fully vested and nonforfeitable.

         (iii) The value of the Trust and the shares of all Participants and Beneficiaries shall be determined as of the date of termination.

         (iv) Distribution to Participants and Beneficiaries shall be made at such time after termination of the Plan and by such of the methods provided in Article V; provided that the Committee (or the Trustee if no Committee is then acting) may, in its discretion, make a distribution of benefits to each Participant in a single lump sum cash payment.

                                    ARTICLE X

                                  MISCELLANEOUS

10.1     APPROVAL UNDER INTERNAL REVENUE CODE
         None of the assets of the Trust will revert to any Employer or be used for or diverted to purposes other than the exclusive benefit of Participants and Beneficiaries or to defray reasonable expenses of the Plan and Trust; provided, that:

         (i) Employer contributions are conditioned on a determination by the Secretary of the Treasury or his delegate that the Plan and Trust "qualify" under Section 401 of the Code, and if such a determination is not given, following the initial application by the Trustee, the Trustee will, upon the request of any Employer, return to it the amount of its contribution for any Plan Year for which the Plan and Trust fail to qualify, adjusted by any Trust Fund gains or losses, within one calendar year after the date the Committee receives notice that the Plan and Trust fail to qualify upon an initial determination;

         (ii) Employer contributions to the Plan are conditioned upon the deductibility of the contributions under Section 404 of the Code, and, to the extent any such deduction is disallowed, the Trustee will, upon written request of an Employer, return the amount of the contributions (to the extent disallowed), adjusted by any Trust Fund gains or losses, to that Employer within one year after the date the deduction is disallowed;

         (iii) If a contribution or any portion thereof is made by an Employer by a mistake of fact, the Trustee will, upon the request of an Employer, return the amount of the contribution or such portion, adjusted for any earnings or losses thereon, to the Employer within one year after the date of payment to the Trustee; and

         (iv) If, upon complete termination of the Plan, any assets remain in the Trust after all payments required by Section 9.5 have been made, the Trustee will, upon request of an Employer, return such assets to such Employer.

10.2       LIMITATION ON TRUST ASSETS
           No person has any right to, or interest in, any assets of the Trust, except as provided under the Plan. All payments provided for in the Plan will be made solely out of the assets of the Trust and neither the Committee, the Trustee nor any Employer assumes any liability or responsibility for such payments. The Trust is not in any manner liable for, or subject to, the debts, contracts, liabilities or torts of any person entitled to payments under the Plan.

10.3       ACCOUNT NON-TRANSFERABLE
           Amounts payable under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, prior to actually being received by the person entitled to such amount under the terms of the Plan, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable under the Plan will be void; except where such an assignment is directed under the terms of a "qualified domestic relations order" ("QDRO") (as such term is defined under Section 414(p) of the Code), and determined to be appropriate under uniform procedures to be adopted by the Company. An "Alternate Payee" as defined in Section 414(p) of the Code may receive payment of the amount assigned to such Alternate Payee under a domestic relations order as soon as practicable after the Committee determines that such order constitutes a QDRO under Code Section 414(p).

10.4       NO ENLARGEMENT OF EMPLOYMENT RIGHTS
           Nothing contained in the Plan shall be construed as a contract of employment between an Employer and any person, nor shall the Plan be deemed to give any person the right to be retained in the employ of an Employer or to limit the right of an Employer to employ or discharge any person with or without cause, or to discipline any employee.

10.5       MERGER OR CONSOLIDATION OF PLAN
           Any merger or consolidation of the Plan with another qualified Plan, or transfer of Plan assets or liabilities to any other Plan, shall be effected in accordance with applicable federal regulations and in such a manner that each Participant in the Plan would receive, if the merged, consolidated or transferee plan were terminated, immediately following such event, a benefit which is equal to or greater than the benefit he would have been entitled to receive if the Plan had terminated immediately before such event.

10.6       UNCLAIMED FUNDS
           Each Participant shall keep the Committee informed of his current address and the current address of his Beneficiary. Neither an Employer, the Committee nor the Trustee shall be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Committee within three years after the date on which the Participant's Account became payable, the Committee may deposit in an interest bearing bank account the amount payable to such Participant for the benefit of such Participant and his Beneficiary.

10.7       EFFECTIVE NOTICE
           Any communication, statement or notice addressed and mailed, postage prepaid, to a Participant or Beneficiary at his last Post Office address filed with the Committee will be effective notice upon such person for all purposes of the Plan, and neither the Committee, the Trustee nor any Employer must search for or locate any such person.

10.8       SEVERABILITY OF PLAN PROVISIONS
           If any provision of this Plan is held illegal or invalid for any reason, such illegality or invalidity will not affect the remaining provisions; instead, each provision is fully severable and the Plan will be construed and enforced as if any illegal or invalid provision had never been included.

10.9       APPLICABLE LAW
           Except as provided by federal law, all questions pertaining to the validity, construction and administration of the Plan shall be determined under the laws of Ohio.

10. 10     GENDER AND NUMBER
           Except as otherwise required by the context, any masculine terminology in this document shall include the feminine, and any singular terminology shall include the plural.

IN WITNESS WHEREOF, AMCAST INDUSTRIAL CORPORATION hereby adopts the amended and restated Plan effective September 1, 1997.

AMCAST INDUSTRIAL CORPORATION

By:
    -------------------------

Dated:
       ----------------------

                         AMCAST INDUSTRIAL CORPORATION
                          401(k) SALARY DEFERRAL PLAN
                     FOR BARGAINING UNIT EMPLOYEES - PLAN 2

                                   APPENDIX A

The term "Eligible Employee" is limited to the following Employees:

         1) Effective September 1, 1997, Bargaining unit Employees located at the Amcast Automotive Richmond, Indiana plan who are members of the United Autoworkers of America, Local 2374.

         2) Effective December 1, 1997, Bargaining unit Employees located at the Amcast Superior Valve Company plant who are members of the United Steelworkers of America, Local 5944.

         3) Effective June 1, 1998, Bargaining unit Employees located at the Amcast Automotive Cedarburg Wisconsin plant who are members of the Glass, Molders, Pottery, Plastics & Allied Workers International Union, AFL-CIO, CLC, Local 185.

                          AMCAST INDUSTRIAL CORPORATION
                          401(k) SALARY DEFERRAL PLAN
                     FOR BARGAINING UNIT EMPLOYEES - PLAN 2

                                   APPENDIX B

The following Participants are eligible for Basic Matching Contributions:

         3) Effective September 1, 1997, Bargaining unit Employees located at the Amcast Automotive Richmond, Indiana plant who are members of the United Autoworkers of America, Local 2374.

             SPECIFICATIONS FOR THE REVISION AND RESTATEMENT OF THE
            AMCAST INDUSTRIAL CORPORATION 401(k) SALARY DEFERRAL PLAN
                          FOR BARGAINING UNIT EMPLOYEES
                                     AND THE
                 AMCAST CORPORATION 401(k) SALARY DEFERRAL PLAN
                     FOR BARGAINING UNIT EMPLOYEES - PLAN 2

1. There will be a short plan year from September 1, 1999 through December 31, 1999 and thereafter, the plan year will be the 12 month period ended year December 31.

2. The non-elective cash-out threshold for the accounts of terminated employees will be raised from $3,500 to $5,000.

3. Employees subject to the non-elective cash-out who do not elect a cash distribution attributable to their Amcast stock within 90 days following the date at which they are notified of their distribution rights, will automatically receive their stock.

4. Technical changes required by 1996 and subsequent legislation and regulatory action will be made, as applicable to the Plan.